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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated April 19, 2001 relating to the consolidated statement of financial condition of E*OFFERING Corp. and subsidiary as of September 30, 2000 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended included in this Form 8-K (File
No. 000-26225) and incorporation into Wit SoundView Group, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-58342, 333-85203, 333-30084, 333-42304 and 333-51972) and the related resale prospectuses prepared in accordance with Form S-3.

                                          ARTHUR ANDERSEN LLP

New York, New York
June 5, 2001